* Certain portions of this Exhibit have been omitted based upon a request for confidential treatment and the omitted portions have been separately filed with the Securities and Exchange Commission.

DORNIER

Date: March 30, 2011
日期

CONTRACT
合同

Contract number: FWF-LiDo-20110330
合同编号

between
签订双方

CONFIDENTIAL

Fuwei Films (Shandong) Co. Ltd.
No. 387 Dong Ming Road
Wei Fang
Shandong
P.R. China 261061

富维薄膜（山东）有限公司
中国山东潍坊东明路 387 号

hereinafter referred to as "BUYER"
以下称为「买方」

and
和

Lindauer Dornier GmbH
Rickenbacher Str. 119
88129 Lindau
Germany

林道尔多尼尔有限公司
德国林道维康巴赫大街 119 号

hereinafter referred to as „SELLER"
以下称为「卖方」

The BUYER places the order for the equipment of the PET film production line (hereinafter referred to as the "EQUIPMENT") for a total amount of
买方订购 PET 薄膜生产线设备 (下称为「设备」)，总金额

EUR 16.450.000,00
欧元

(hereinafter to be referred to as the "CONTRACT PRICE")
(下称为「合同价格」)

CIF China seaport, without customs clearance, however, including cost for supervision of erection as described in this CONTRACT.
CIF中国海港，不包含清关费用，包括本「合同」中描述的安装指导费用。

The scope of supply includes:
供货范围

CONFIDENTIAL

A. Extrusion system, type Dornier
挤出系统、型号 Dornier

B. Chill roll unit with take-up stand, type Dornier including pinning system
铸片系统，带提取装置、型号 Dornier，包括帖服系统

C. Longitudinal stretching machine, type Dornier
纵向拉伸机，型号 Dornier

D. Transverse stretching and crystallising machine, type Dornier
横向拉伸及结晶机，型号 Dornier

E. Take-up/transfer section, type Dornier
牵引/传输装置、型号 Dornier

F. Control and multi drive system, type Dornier/Siemens
控制和多驱动系统，型号 Dornier/Siemens

G. Thickness gauge, type Honeywell-Measurex
测厚仪、型号 Honeywell-Messurex

H. Non-stop turret rewinder, type Kampf
不间断转盘收卷机，型号 Kampf

The film processing line in principle for the production of balanced 3-layer PET film with a thickness range of 38 - 250 µ and a final film width of max. 5800 mm.

此生产线设计用于生产 3 层 PET 薄膜、厚度 38 - 250 µ，最终薄膜宽度最大 5800 mm。

Scope of delivery:
供货范围

As per Appendix I
参见附件 I。

Delivery exclusions:
供货范围免费批不包含的

As per Appendix II
参见附件 II。

CONFIDENTIAL

Spares:
零备件

This CONTRACT includes spares in an amount of EUR 300.000,00 (net list price). Spare part list will be provided for selection.

本「合同」包含价值为 300.000,00 欧元的零备件 (标准价格净价)，将提供备件备选表。

Availability of spares:
零备件有效性

SELLER assures the BUYER that there will be continuous supply of spare parts for the EQUIPMENT supplied under this CONTRACT for a further period of fifteen (15) years. Selected spare parts list will be provided.

买方保证在之后的15年中继续向卖方提供本「合同」中「设备」所需的零备件，将提供备件选表。

Delivery time:
发货日期

In the period of June 2, 2012 to July 14, 2012
在 2012 年 6 月 2 日 至 2012 年 7 月 14 日期间

Those dates are German seaport shipment dates.
这些日期均为德国海港发运日期。

Terms of payment:
付款条件

EUR 3.075.000,00	pre down payment 预定金，已收到，

This pre down payment is the payment made by the BUYER to SELLER in accordance with the cancelled CONTRACT dated January 20, 2007 (hereinafter referred to as the "**PREVIOUS CONTRACT**"). The PREVIOUS CONTRACT has been rescinded by the SELLER due to the BUYER's default of payment. However, the SELLER is now prepared to accept ex gratia the payment of EUR 3.075.000,00 made by BUYER under the PREVIOUS CONTRACT as and in lieu of the pre down payment due under this CONTRACT. For the avoidance of doubt such acceptance will not waive any damage claims

arising out of or in connection with the BUYER's breach of the PREVIOUS CONTRACT.

此预定金即为买方依据已取消的 2007 年 1 月 20 日合同(下称为「前合同」)向卖方支付的。「前合同」已因买方在付款方面违约而被卖方废止。但是，卖方现正准备接受将买方根据「前合同」已支付的欧元 3,075.000,00 预付定金作为特别优惠，以此作为本「合同」的定金。为防止出现疑问，这次的特别优惠接受将并不免除对买方因「前合同」中违约的损失索偿。

Remaining amount: EUR 13.375.000,00
余款金额

CONFIDENTIAL

This amount is payable as follows:
此金额将以如下方式支付

EUR 2.006.250,00 — down payment due two weeks after presentation of a banker's guarantee by the SELLER
(The banker's guarantee shall be in the form of Annex 1).

定金，卖方提供银行保函后两(2)周到期支付
(银行保函格式见本协议附件 1)

EUR 668.750,00 — progress payment against presentation of a banker's guarantee by the SELLER, due four months after payment of down payment
(The banker's guarantee shall be in the form of Annex 2)

中期付款，定金支付后 (4) 个月到期、卖方提供银行保函后支付
(银行保函格式见本协议附件 2)

EUR 10.700.000,00 — final payment against confirmed and irrevocable L/C, to be opened by the BUYER 12 months prior to shipment .For the purpose of acceptance of the irrevocable L/C, SELLER shall provide the attached documents
(Please see the list of the documents in Annex 3)

末期付款，买方在发运前 12 个月开出确认、不可撤销的信用证支付，为信用证承兑的需要，卖方应提供本协议附件(3)中所载的文件
(文件清单请见本协议附件 3)

SELLER will provide a banker's guarantee of 5 % of the CONTRACT PRICE as performance bond for a period of 12 months after installation of the EQUIPMENT or 18 months after shipment from German seaport
(the banker's guarantee shall be in the form of Annex 4)

卖方会提供「合同价格」5% 的银行保函，作为德国海港发货后 18 个月内或安装后 12 个月内的「设备」质量保证
(银行保函格式见本协议附件 4)

BUYER will provide the SELLER with a letter of a Chinese bank confirming that financing of the EQUIPMENT is guaranteed within two weeks after signing of this CONTRACT. This confirmation letter must be from one of the following banks.

买方将在本「合同」签署后两周内向卖方提供一封由中方银行发出的确认信，以确定「设备」融资得到保证，确认信必须由以下银行其中之一所提供：

Bank of China
中国银行
Agricultural Bank of China
中国农业银行
Construction Bank of China
中国建设银行
Commerce and Industrial Bank of China
中国工商银行
Communication Bank of China
中国交通银行

Mechanical guarantee period:
机械保证阶段

18 months after delivery or 12 months after start-up, whichever date comes earlier, providing proper handling.
发货后 18 个月或开车后 12 个月，以先到者为准，提供适当处理。

Mechanical warranty:
机械质量保证

If during the guarantee period defects, failures and omissions are revealed in the EQUIPMENT or if the EQUIPMENT proves to be defective or not to be in accordance with the basic specification approved by the BUYER, whether or not such defects, failures of inconformities could have been revealed during the inspection or testing in the work of SELLER, SELLER shall be obliged at BUYER's request in writing to rectify free of charge forthwith by repairing or replacing the defective portions without charge, provided, however, that small defects which cannot wait shall be remitted by the BUYER and the BUYER shall charge the actual normal expenses to SELLER.

在保证期内，如果「设备」发现有缺陷，故障和缺失或者「设备」被证实有缺陷或者与买方认可的基本规格不符，或者即使不是不一致的这种缺陷或故障，在卖方检查或测试工作期间内，卖方有责任按买家的书面要求立刻进行免费维修或者问题部件免费更换，如果是急需处理的小问题，买方可以自行处理，并按照实际开支向卖方收取费用。

SELLER, however, is not liable for damages caused by incorrect operation and maintenance of the EQUIPMENT and/or plant by non-adherence to instruction of SELLER or any damages and losses arising through special circumstances, which SELLER had not foreseen or could not reasonably have foreseen at the time of the performance for the corresponding works. Damages caused by others than that attributable to SELLER as well as normal wear, tear and deterioration.

但是，卖方对「设备」因不正确操作和非按卖方的指导进行维修所引起的损坏；或卖方无法预见或不能有可能预见的特殊情况下出现的损坏；或其他不能归因至卖方的损坏，例如正常的磨损和消耗等不需负任何责任。

The limitation of liability pursuant to clause 6.1 shall apply and remains unaffected.
根据第 6.1 项中所订明的限制责任应仍然有效及不受影响。

CONFIDENTIAL

Penalty for late shipment:
延期交运处罚

0.5 % of the CONTRACT PRICE for each completed week of delay in shipment. The liquidated damages, however, shall not exceed 5 % of the CONTRACT PRICE.

延迟每整周延期交运赔偿「合同价格」的 0.5%，但是总的违约补偿金不超过「合同价格」的 5%。

If there was a delay of any shipment within of the responsibility of the BUYER, the above-mentioned paragraphs for penalty will be out of force as in such a case the production of the contractual EQUIPMENT may interfere with other orders already scheduled.

由买方造成的发货延迟，上述处罚无效，因为在此情况下，合同中「设备」的生产会受到其它已编排的订单的影响。

This penalty clause shall only apply should the delay be due to reasons within the responsibility of the SELLER.

这罚款条款只在因由卖方责任引至的原因造的才适用。

Delivery passing of risk:
供货所受风险

CIF Qing Dao seaport, China
CIF 中国青岛港

Documents:
文档

Within a period of 2 months after CONTRACT date, SELLER will provide preliminary foundation drawings, utility lists and information necessary for the design of the building. It shall be clarified that, the BUYER, for the purpose of installing the EQUIPMENT under the

PREVIOUS CONTRACT, has built the factory building according to the requirement of the PREVIOUS CONTRACT. Thus, the SELLER shall make sure the EQUIPMENT will be able to be installed in the factory building.

合同签订日期起 2 个月内，卖方将提供初步的基础图纸、公用工程清单和厂房设计所需的资料。需要说明的是，买方在原合同项下为安装「设备」的需要，已经按照原合同约定修建了厂房，因此，卖方应确保「设备」能够被安装在该厂房中。

At time of shipment one set of part lists plus one set of major assembly drawings will be handed over as well as the operating and maintenance instructions in triplicate in English.

交货时还提供一套零部件清单、一套主要的安装图纸和三套英文的操作维护手册。

CONFIDENTIAL

Inspection at the SELLER's plant site:
在卖方工厂检视:

The BUYER has the right to pre-inspect the EQUIPMENT prior to shipment at the plant site of the SELLER.
买方有权在「设备」发运之前到卖方工厂对「设备」进行预检查。

Supervision of installation and commissioning of theEQUIPMENT at the plant site of BUYER:
在买方工厂的现场的「设备」安装和调试监督指导

Supervision of installation of the EQUIPMENT in China is included as well as one month commissioning.
包括在中国境内的「设备」安装指导及 1 个月的「设备」调试

Costs for the flight tickets and travelling time are included in the CONTRACT PRICE.
机票和旅行期间的费用包含在「合同价格」内。

Costs for hotel plus food and non-alcoholic beverages are to be covered by the BUYER.
酒店，餐食及不含酒精饮料费用由买方承担。

Force Majeure:
不可抗力

The SELLER shall be free from the penalty described in this CONTRACT in case of Force Majeure.
卖方可以免除合同中所说明的处罚由于不可抗力造成的任何违约。

Confidentiality clause:
保密条款

The very existence of this CONTRACT, its terms and conditions and all information relating to the BUYER shall be "Confidential Information". The SELLER shall treat such information with the same care as he treats his own information of similar confidential nature. SELLER

shall restrict the sharing of confidential information only to those of his employees / officers who need to know such information for effectively performing their obligations under the CONTRACT. SELLER shall not use the confidential information for purposes which are beyond the scope of the CONTRACT.

这「合同」的真实存在，与买方有关的条款，条件和所有信息都属于"保密信息"，卖方需要像对待自己类似的保密信息那样来对待这些信息，卖方应仅在需要知道这些信息的雇员/办公室人员中分享保密信息并在「合同」下执行自己的职责，卖方不能在「合同」范围外为了自己的目的而使用保密信息。

Disputes and applicable law:
纠纷及可适用法律

All disputes arising out of or in connection with the CONTRACT including disputes on its conclusion, binding effect, amendment and termination shall be resolved to exclusion of the ordinary courts by an Arbitral Tribunal in accordance with the arbitration rules of the Zurich Chamber of Commerce. The decision of the Arbitral Tribunal shall be final and the parties waive all challenge of the award.

任何和本合同有关的纠纷，包括「合同」签订、约束效力、修改和终止的纠纷，应由仲裁庭的普通法院依据苏黎世商会的仲裁规则予以解决。该仲裁庭的裁决为最终裁决，合同双方放弃国际私法上诉的权利。

Language:
语言

All correspondence such as faxes, letters, e-mails are to be sent in the English language.
所有相关文件如传真、信件、电邮均采用英文发送。

Delay of project:
项目延期

In case of any delay of the project caused by the BUYER, f. i. delay in building construction, non-availability of L/C, etc., SELLER has the right to claim cost for storage and loss of interest and loss of profit. In such a case the delivery time must be re-agreed by both partners involved.

由买方造成项目延期的，比如厂房建造、未能提供信用证等，卖方有权索取仓储和利息损失，以及利润损失，新的发货日期必须由双方重新约定。

Storage:
设备储存

SELLER agrees to ship the EQUIPMENT, in accordance with the agreed delivery dates. If the shipment cannot be effected at the dates agreed due to reasons for which the BUYER is responsible, SELLER shall be entitled to store the EQUIPMENT at BUYER's risk and

CONFIDENTIAL

expense in suitable premises. In case intermediate storage time required is longer than six weeks, purchaser will cover for the loss of interest (6,5%). In this case, the contractually agreed delivery date will be the starting data for the guarantee period.

卖方将按双方同意的交货期发运「设备」，如因买方原因造成无法发货时，卖方有权在适当的设施中储存该等「设备」，所产生的风险和费用由买方承担，如这等中途储存期超过 (6) 周，买方需承担利息损失(6,5%)。如出现这种情况双方原来同意的交货日期将成为质量保证期的起始日期。

If no agreement can be found (e.g. intermediate storage) SELLER has the right to ship the EQUIPMENT on the contractually agreed delivery date for each shipment and cash the corresponding amount out of the L/C and charge the BUYER for all costs incurred.

如果不能达成协议（比如中途仓储），多尼尔有权按照合订规定的发货日期发货、并兑现相应的信用证金额，或向买方索取所有因此产生的费用。

Storage at BUYER's site:
在买方现场的存放

Storage of EQUIPMENT within BUYER's responsibility shall be adequate, i.e. dry, levelled, covered, clean and secure.

买方应提供足够条件的设施储存「设备」，即干燥、平整、有盖、清洁及安全。

Contract:
合同

This CONTRACT shall become effective upon signature by duly authorized executives of the parties.

本「合同」自双方授权行政人员签字后生效。

Effective date:
生效日期

at date of signature
在签署日期

Termination right:
合同中止权

Provided the SELLER has fulfilled the obligations hereunder, the SELLER has the right to terminate this CONTRACT unilaterally and without prior warning or notice by written communication to the BUYER if the BUYER fails to fulfill any of the obligations stipulated in

the terms of payment, in particular the down payment amounting to EUR 2.006.250,00, the progress payment of EUR 668.750,00, the final payment amounting to EUR 10.700.000,00 or the bank guarantee letter as defined in the terms of payment.

如卖方已履行责任，而买方未能履行、执行合同中规定的付款条件，特别针对款额为欧元 2.006.250,00 的定金；欧元 668.750,00 整的中期付款；总额欧元 10.700.000,00 整的末期付款；或付款条件中列明的银行确认信，卖方有权单方面中止本合同，无需事先向买方发出书面警告或通知。

Laws:
法律

This CONTRACT shall be governed by the laws of Germany.
本「合同」受德国法律管理。

Taxes and duties clause:
税金和关税条款

All duties and taxes payable in SELLER's country shall be borne by SELLER and taxes and duties which are leviable in BUYER's country shall be borne by BUYER. However, if eventually income tax should be payable in China by the SELLER or its personnel, which can be set off against taxes payable in SELLER's country under any double taxation avoidance agreements between China and Germany, this tax shall be borne by the SELLER. SELLER will comply with Chinese tax laws regarding filing returns, etc., however, BUYER agrees to provide assistance in this regard to SELLER.

所有需在卖方国家支付的税项由卖方承担，所有在买方国家需要支付的税项由买方承担。但是，如果卖方或卖方人员需要在中国支付的入息税，而这些税金在中、德两国避免双重课税协议下可以在卖方国家得到扣除，则卖方需要支付此等税金。卖方将会在收到税金证明时支付，同时卖方也会按照中国相关法例提交文件，但是买方承诺向卖方提供相关协助。

Qualification of BUYER's personnel:
买方人员资质

The BUYER must provide qualified personnel to be available as per the training schedule. In detail the following personnel (with good command of English) is needed:
买方需依照培训计划安排合格人员。所需人员（英文水平良好）详情如下：

2 process engineers with experience in the polyester film production
有聚酯薄膜生产经验的处理工程师

1 electrical engineer with experience in Simatic S7
有 Simatic S7 经验的电子工程师

1 electrical engineer for drive and control.

有驱动和控制知识的电子工程师

Those engineers must be in good command of English.
上述工程师必须具备良好的英文水平。

CONFIDENTIAL

1 operator per shift and line with polyester film production experience.
每线每班一个操作员，有聚酯薄膜生产经验。

Sufficient well-trained operators (SELLER recommends 6 operators per shift)
足够的受过培训的操作员（卖方建议每班 6 个）

Sufficient translators during the installation and commissioning period as well as for training purposes.
安装和调试期间有足够的翻译、培训时使用。

<u>General conditions:</u>
一般条款

As per attached Dornier standard (Orgalime - please refer to Appendix). In case of inconsistency between this CONTRACT and general conditions, this CONTRACT will prevail over the general conditions to the extent of such inconsistency.

依据附件中的多尼尔标准(Orgalime – 请参见附件)。如「合同」与一般条款有不符之处，以「合同」为准。

Either SELLER or BUYER, as the case may be, shall in the event of a breach of this CONTRACT by the other party have the right to immediately cease performance hereunder until such breach ceases, and shall additionally have the right to terminate this CONTRACT in the event the other party fails to cure the circumstances causing such breach within *30 (thirty) days* of receiving a written notice of such breach. The 30-day prior notice provided hereunder shall not be deemed to extend the time before which any PRICE reduction or shifting of costs burdens from one party to another, as provided in this CONTRACT, may be effected.

任何一方违反合同，另一方有权立即停止执行该合同，直至违约解除。在收到违约书面通知 30 日内未能改过违约造成的状况，另一方有权终止合同。30 天的提前通知不视为时间延长，此前的任何价格下降或从一方到另一方的成本转移，按照本「合同」规定是有效的。

Cessation of performance termination shall be in addition to all other remedies available to the party ceasing performance or terminating may have hereunder, including without limitation any claim for any losses or damages sustained by such party. For the avoidance of doubt the SELLER's termination right in case the BUYER does not fulfill all obligations under the terms of payment remains unaffected. Cessation of the performances or termination of this Agreement for any reason shall have no retroactive effect on any BUYER's or SELLER's obligations regarding the EQUIPMENT delivered to BUYER on or before the effective date of such cessation or termination and BUYER's payment obligations in respect thereof shall not be affected in any manner by such cessation or termination.

合同的中止执行应是对提出中止的一方其他补偿以外的额外权利，包括但不限于由这一方提出的损失和破坏索赔。为免出现疑问或分歧，在买方未能履行所有付款条件责任时、在任何原因下的停止执行或中止合同将不会对买方或卖方与已在此停止或中止日期或之前已发运「设备」有关的权利义务有追溯权，而买方与之有关的的付款责任将不受此等停止执行或中止合同有任何形式影响。

During the normal performance of this CONTRACT, the Seller may not exercise the PREVIOUS CONTRACT's provision regarding damage claims. Moreover, if the Buyer strictly performs all the payment responsibilities of this CONTRACT, then the Seller must automatically release its claim for damages deriving from the PREVIOUS CONTRACT.

在本「合同」正常履行期间，卖方将不能行使「前合同」中的索赔权。此外，如果买方严格履行了本合同约定的付款义务，卖方必须自动放弃在「前合同」项下向买方索赔的权利。

Indirect or consequential damages:
间接或附带损坏

There shall be no liability for the SELLER towards the BUYER for loss of production, loss of profit, loss of use, loss of contracts or for any other consequential or indirect loss whatsoever.

卖方没有义务为买方的生产损失、利益损失、使用损失、合同损失、或任何其他附带损失或间接损失负上任何责任。

Modification of the CONTRACT:
「合同」的修改

All amendments, supplements, contract variations and alterations to this CONTRACT shall be explicitly specified as such and be made in writing and signed by the authorized representatives of the parties. They shall form integral parts of the present CONTRACT and have the same force as the CONTRACT itself.

所有的合同修改、补充和变更应该明确指定，并形成书面形式，由双方授权人员签字，成为现有「合同」的一部分，和「合同」具有同等效力。

Notices and correspondence between the parties:
双方间通知和往来信件

Notices under this CONTRACT shall be in writing and shall be sent by fax, e-mails or registered post and shall be regarded as duly served if properly addressed to BUYER and / or SELLER respectively as follows:

本「合同」项下的通知应以书面形式、通过传真、电子邮箱或挂号信邮寄。如果所写买/卖方地址无误，则视为妥为送达。

CONFIDENTIAL

<u>BUYER</u>: Fuwei Films (Shandong) Co. Ltd.
No. 387 Dong Ming Road
Wei Feng
Shandong
P.R. China 261061

买方 富维薄膜（山东）有限公司
中国 山东 潍坊 东明路387号
邮编 261061

<u>SELLER</u>: Lindauer DORNIER GmbH
Rickenbacher Str. 119
88129 Lindau
Germany

卖方 林道尔·多尼尔有限公司
德国 林道 维康巴赫大街119号
邮编 88129

Telephone: 电话	+49 8382 703-274
Fax: 传真	+49 8382 703-378
E-mail: 电邮	adolf.mueller@lindauerdornier.com
Attn. 收件人	Mr. Adolf Müller

<u>Information on improvements:</u>
改进信息

SELLER shall inform BUYER about any improvement in machinery by prior written notice.
卖方应提前书面通知买方机器的任何改进

<u>Entire contract:</u>
整个合同

This CONTRACT:
本「合同」

(i) sets forth the entire agreement between the parties hereto and party who has in the past or who is now representing any of the parties hereto and encompasses all discussions, communications, negotiations, etc. and,

规定了合同双方、过去参与方和现在任何一方代表间的所有协议，还包括之间所有讨论、通信和协商等。

(ii) annuls and replaces any other agreements or understandings whether written or oral which may have existed between the SELLER and the BUYER with respect to the subject matter hereof. All annexures referred to form an integral part of this CONTRACT. In case of any inconsistency between the terms and conditions of this CONTRACT and such annexures, the terms and conditions of this CONTRACT shall take precedence. For the avoidance of doubt the SELLER reserves the right to claim damages resulting out of any breach of the PREVIOUS CONTRACT between the parties as of January 20, 2007. Nothing in this CONTRACT shall be construed to waive, expressed or implied, any claim of the SELLER resulting out of the BUYER's previous failure to comply with the terms of the PREVIOUS CONTRACT dated January 20, 2007.

可取消和替代任何买卖双方间与「合同」主体相关的书面或口头理解、协议。所有附件也是「合同」的整体部分。如合同的条款与附件条款不一致时，以「合同」条款为准。为免出现疑问或分歧，卖方保留权利追讨因违反先「前合同」(双方在 2007 年 1 月 20 日签定)所产生的损失，本合同任何部份均不构成任何明示或暗示免除卖方权利追讨因买方未能履行 2007 年 1 月 20 日签定的「前合同」条款而引致的损失。

Severability clause:
可分割性条款

If individual terms of this CONTRACT are invalid or unenforceable, this shall be without prejudice to the validity of other terms. In such event the parties shall replace the invalid or unenforceable term by a valid and enforceable term, which shall meet the purpose and/or intention of the invalid or unenforceable term as closely as possible.

本「合同」项下个别条款无效 或无法执行时，不影响其它条款的效力。合同双方应用有效的、可执行的条款对其进行更替、且有效条款的目的、意图应尽可能接近失效条款。

Guarantee run and acceptance:
保证运行和验收

1. Conditions:
条款

The special guarantee values, the start-up schedule and the performance of the guarantee run(s) shall be conditional on the following:
特殊保证数值、开车计划和保证运行的执行需满足以下条件：

1.1 Raw Material:
原材料

CONFIDENTIAL

1.1.1 The raw materials are recommended by the SELLER and can be purchased from the local market. Detailed raw material properties are defined by SELLER's Raw Material Information and Recommendation and all data shall be submitted at the first technical meeting.

由卖方推荐可以在国内市场购买的原材料。原材料的详细属性会在卖方的原材料信息及建议中明确，所有参数在第一次技术会议上提交。

1.1.2 The raw material shall be supplied by the BUYER in a constant quality and in sufficient quantity (in total for a period of three months approx. 6000 tons are required. Out of film produced in the commissioning period approx. 80% will be saleable quality for the Chinese market with a thickness range of approx. 50 -250 μm).

卖方应足量使用原材料（3 个月的总用量约为 6000 tons。调试期间生产的薄膜 80%可以在中国市场销售，厚度范围约 50-250 μm）。

1.1.3 In the event that the BUYER does not provide the stipulated quantity or quality of raw material, it is agreed that the technological guarantees shall be considered as proven to their full extent.

如果买方不提供规定数量或质量的原材料，则视为技术保证验收成功。

1.1.4 In the event of problems attributable to the use of raw materials others than those specified in SELLER's Raw Material Information and Recommendation, it shall be BUYER's obligation to enable an immediate change to recommended raw materials. In the worst case, chips from the international market must be used for the tests. Resulting delays or interruptions of the start-up period shall be BUYER's responsibility.

使用非卖方推荐或不符合卖方确定的参数的原材料而造成的问题，买方有责任立即更换为推荐的原材料。在最坏的情况下，国际市场的切片必须进行检测。造成的延误或开车中断，买方应负全责。

1.1.5 Raw Material Specification (Table I)
原材料说明（表格 I）

1.2 Laboratory:
实验室

BUYER's laboratory shall be available for the SELLER as follows:
供卖方使用的买方实验室应满足以下条件：

1.2.1 The laboratory will include all necessary devices, facilities and measuring units required for complete and extensive judgement of the raw material as well as of the biaxially stretched film.

实验室应包括所有需要的仪器，设施和测量单元，用于原材料和双向拉伸薄膜的完全广泛判断。

1.2.2 The laboratory has to be manned with qualified personnel of the BUYER for 24 hours daily.

实验室应一天 24 小时配有买方的合格的工作人员。

1.2.3 The laboratory has to include all facilities enabling to deliver test reports in form of protocols to the personnel of the SELLER within the shortest possible time and in the required sequence.

实验室应配有所有设备，能够尽快按照要求得顺序并以协议形式传递测试报告给卖方人员。

1.2.4 SELLER's personnel has at any time access to the laboratory and shall be immediately provided with all requested information.

卖方人员可以随时进入实验室，并即刻获得所有需要的信息。

1.2.5 SELLER's personnel has the right to check various parameters in the laboratory at any time by themselves.

卖方人员随时在实验室自行检测各种参数。

1.3 Filter Cleaning Equipment
过滤器清洁设备

1.3.1 The BUYER shall make available a proper filter cleaning equipment according to SELLER's specification in case that this equipment is not scope of SELLER's supply. SELLER's specification shall be handed over during the first design meeting.
如果过滤器清洁设备不包含在卖方的供货范围内，买方应根据卖方的说明配备合适可用的设备。卖方的说明在第一次设计会议上提交。

1.3.2 The cleaning of the complete filter system shall be done correctly in due time by qualified personnel using the above mentioned equipment.

整个过滤器的清洁应当由合格的人员操作上述设备，及时正确的进行。

* Table I - [redacted]
表格 I- [redacted]

Item 项目	Unit 单位	Value 数值	Deviation 偏离	Test method 测试方法
Intrinsic viscosity range		[redacted]	[redacted]	[redacted]

CONFIDENTIAL

固有的黏度范围		no mixing	given IV	
Melting point 熔点	[redacted]	[redacted]	[redacted]	[redacted]
Carboxyl end group range 端羧基范围	[redacted]	[redacted]	[redacted]	[redacted]
Diglycol content (*) (weight percent) Diglycol 含量（质量百分比）	[redacted]	[redacted]	[redacted]	[redacted]
Yellowness index 黄色指数				[redacted]
Additive material 添加剂材料		[redacted]	[redacted]	

Moisture content before drying 干燥前的含水量	[redacted]	[redacted]		[redacted]
Raw material temperature at the end of BUYER's raw material supply system 原料的温度，在买方原料供应系统的末端	[redacted]	[redacted]		
Dust content of delivered PET resin 输送 PET 树脂的含尘量	[redacted]	[redacted]		[redacted]
Bulk weight 容量	kg/m³	600 - 750		[redacted]
Nominal chip size diameter Chip form 一般切片尺寸 直径 切片形状	[redacted]	[redacted]		[redacted]
Cylindrical form 圆柱形	[redacted]	[redacted]		
Additives 添加剂	[redacted]	[redacted]	[redacted]	

[redacted]

Note:
If there is a problem related to raw material, the trials should be repeated with raw material from the international market.

CONFIDENTIAL

注:
如果原材料有问题，需重新用国际市场的原材料进行试验。

1.4 **Personnel, Workshops, Energy, Utilities and other Provisions of BUYER**
工作人员、车间、能源、设施和其他买方规定

1.4.1 For the test and guarantee runs, the BUYER shall provide qualified personnel.
对于测试和保证运行，卖方应配备合格的工作人员。

1.4.2 The BUYER shall take care that his personnel will show engagement and contribute their best efforts. Upon request of SELLER's site manager, the BUYER shall immediately exchange unqualified personnel against qualified.

买方应管理其工作人员考勤及工作状态。如有不合格工作人员，应根据卖方现场经理要求立即更换。

1.4.3 During the test and guarantee runs, the mechanical and electrical workshops on BUYER's site shall be ready for 24 h daily to repair possible breakdowns and defects of the plant immediately.

测试和保证运行中，买方现场的机械和电子车间应一天 24 小时可用，以备设备故障时可即刻进行维修。

1.4.4 The BUYER shall be responsible that all operating supplies, energy, the air-conditioning system and the environmental factors on building site will be in accordance with the stipulations of the CONTRACT and its appendices. This applies to the quality and quantity of unlimited supply in due time as well as to the permanent compliance of the individual values with the specifications of the CONTRACT and its appendices. Where the CONTRACT and its appendices do not contain specific requirements, the BUYER shall be responsible that all aforementioned systems and factors will be generally suitable and sufficient for the purposes of this CONTRACT.

买方负责所有的操作供给，能源和空调系统，施工现场的环境应符合「合同」和附件的规定，这适用于数量及质量及时无限制的供应，并与「合同」和附件说明中的个别数值保持一致。如「合同」或附件中未有明确要求，买方有责任维持前述的所有系统和因素在一般情况下适合本「合同」的需要。

In particular, this applies to:
尤其是，适用于:

- electrical and/or another energy
  电力和其他能源
- cooling water
  冷却水
- compressed air
  压缩空气
- climatic conditions in the operating rooms and laboratories
  操作间和实验室的环境条件

All operating and production factors mentioned under this Article shall comply with the specifications and requirements of the SELLER.
此条款中提到的所有操作和生产因素都应与卖方的说明和要求保持一致。

1.4.5 The BUYER shall be responsible for the availability of all required works, internal transport and lifting gears as well as auxiliary and storing equipment for the execution of start-up of the test and guarantee runs, in particular, but not limited to:

买方应负责测试和保证运行中开车所需的所有工作，内部运输，提升齿轮及辅助和仓储要求，尤其是以下方面，但不仅限与此：

- means of transport for the finished mill rolls of biaxially stretched film
  双向拉伸薄膜成品卷的运输方式
- storing facilities for semi-products and finished film rolls
  半成品和成品卷的仓储设置
- winding cores for the biaxial stretching plant as well as for the slitters
  双向拉伸设备和分切机的卷芯

1.4.6 During the test and guarantee runs, the BUYER shall be responsible for maintenance according to the maintenance schedule of all machines, devices and auxiliary equipment.

在测试和保证运行中，买方负责按照保养计划对所有机器、仪器和辅助设备进行养护。

2. Stipulations and procedure for performance of the guarantee runs:
保证运行执行的约定和程序

2.1 Start time:
开始时间

After completion of installation and performance of the mechanical test run, the period of start-up and guarantee runs commences. Commissioning with material before guarantee run is called a test run. Under the achievement of dry run, and the agreement of the BUYER and the SELLER, test run can be started. A protocol will be signed between the BUYER and the SELLER to declare the date on which test run and guarantee run will start. The guarantee run shall be started only after all quality

and quantity figures have been reached during the test run. The exact starting date for the guarantee run shall be agreed between both parties. Until this time the selection of film types and the production plan shall be mutually agreed upon between BUYER and SELLER in order to carry out the guarantee run as soon as possible.

机械测试运行安装和执行完成后，开车和保证运行开始。保证运行前的原料调试称为测试运行。演练成功后，买卖双方达成一致后，测试运行开始。买卖双方签署协议，宣布测试运行和保证运行的开始日期。只有在测试中所有质量参数和数量数值都达标后，保证运行才能开始，具体开始日期需双方同意。此时，双方需就薄膜类型和生产计划达成一致，以尽快执行保证运行。

2.2 End time:
结束时间

All of the guarantee run figures should be achieved within 3 months from feed-in of raw material to extruder, and the protocol should be signed within 5 days from the guarantee run fulfilled. This period shall cover a maximum of 3 months. During this time, the plant shall run in test operation and the guarantee runs shall be performed.

从原材料喂入到挤出机所有保证运行的数据应在 3 个月内达标，保证运行完成后 5 天内应签署协议。保证运行最长为 3 个月，在此期间设备为测试操作运行，保证运行应完成。

2.3 During the guarantee runs, the guarantee parameters shall be proven. During the test and guarantee runs, recovered material shall be used min. 15 %. In case of doubt, regranulated resin has to be removed.

保证运行期间，保证参数需经检验。测试和保证运行期间，至少使用 15%的回收料。如有问题，应移除再造粒树脂。

The guarantee parameters and values shall be proven in three (3) guarantee runs:
保证参数和数值需经 3 次保证运行检验。

No.	Thickness 厚度	Duration 时长	Regranulate 再造粒	TD-film break TD-破膜	Type 类型	Speed 速度	Output 产量
1	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
2	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

CONFIDENTIAL

3	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

Only film breaks counted, which are solely and provably caused by SELLER's stretching equipment. Interruptions due to utility problem, recovered resin, operator error, etc. are not counted. Consecutive breaks (break series) shall be counted as one break. Breaks during line speed-up shall also not be counted. Total downtime due to TD-film breakage shall be max. 60 min. in each guarantee run.

证实仅由卖方拉伸设备造成的破膜计算在内，由设施问题、回收树脂、操作员失误造成的中断不计算在内，连续中断按一次计算。生产线加速时中断也不计算在内。每次保证运行时由 TD-薄膜破裂造成的停车总时长不超过 60 分钟。

2.4 Recovered resin only out of the same film type production is allowed in each guarantee run, however, as Article 2.3 above (related to IV difference).

每次保证运行时可以使用同种薄膜生产时的回收树脂，但计算同条款 2.3（涉及到 IV 不同）。

2.5 In case a guarantee run is interrupted for reasons, which either the BUYER or the SELLER is responsible for, the regular time of guarantee run shall be extended by the period of interruption.

如果造成保证运行的原因非买卖双方责任，保证运行的常规时间应按照中断时间顺延。

This period shall run from the start of interruption does not exceed 60 minutes. Should during the guarantee run the total of all interruptions exceed 60 minutes, this guarantee run shall be repeated.

中断时间从开始不能超过 60 分钟。若保证运行期间、中断时间总长超过 60 分钟，此次保证运行需重新进行。

2.6 The technological guarantees shall be considered as proven, if during the guarantee runs 95 % of the net film quantity in a quality according to the guaranteed parameters and values have been produced.

保证运行中生产的 95%的薄膜质量符合合同中规定的性能参数即认为技术保证达到。

2.7 Should the guarantee run be interrupted for more than 60 minutes after a running time of more than 70 % of its schedule due to reasons within the responsibility of the BUYER, the obtained results concerning quality and quantity of the produced film shall be fully evaluated and the actual running time shall be considered as the guarantee run carried out regularly.

运行时间完成进度计划的 70%后、由买方原因造成保证运行中断时间超过 60 分钟的、生产出的薄膜的质量和数量应进行全面评估，实际的运行时间视为正常的保证运行。

2.8 The BUYER and SELLER are entitled to corrective work and further repetitions (max. three times) of the guarantee run within an additional period of 2 (two) months if the product guarantees cannot be fulfilled within the regular period as stated above.

产品保证不能在上述常规时间内完成的，买卖双方允许改正工作并在额外 2 个月内重复（最多 3 次）进行保证运行。

2.9 In the event that the performance of the guarantee run as stipulated in the CONTRACT is not possible for reasons, which not provably and solely the SELLER is liable for, the guarantee figures will be considered as fulfilled and the BUYER shall be obliged to issue and sign the Acceptance Protocol after expiration of the start-up and extension period as per Article 2.8.

若保证运行未能按照「合同」中的约定进行、且不能证明是由卖方单方面原因造成的，保证数据则被视为完成，买方有责任根据条款 2.8 在开车和延期时间到期后签发验收协议。

2.10 As soon as positive results have been reached in the guarantee run, all obtained values shall be put down immediately, however, at the latest within three (3) days from the date of termination of the guarantee run in a Guarantee Run Protocol, which has to be signed by the BUYER.

当保证运行的结果达标，所有获得的数值应立即记录下来，并在保证运行结束后 3 天内，买方在保证运行协议上签字。

2.11 The names of the responsible persons of SELLER and BUYER shall also be listed in this protocol. The signatures of SELLER and BUYER confirm the fulfillment of the product guarantees.

买卖双方负责人的名字应在协议上列出、双方签字确认产品保证测试完成。

2.12 If the result of a guarantee run is negative and the CONTRACT parties are not in agreement about the reasons and further procedure, a protocol shall be made within five (5) days from date of termination of the guarantee run indicating the respective opinions. Both parties shall find an agreement for further procedure.

若保证运行未达标，且合同「合同」双方就原因和下一程序未能达成一致意见，双方需在保证运行结束后 5 天内签署协议并注明各自的观点。双方应就下一步程序达成协议。

3. Acceptance:
验收

The Acceptance Protocol will be signed by the BUYER and SELLER within 7 (seven) days after completion of the guarantee run.

买卖双方应在保证运行完成后 7 天内签署验收报告。

CONFIDENTIAL

4. The requirements of the acceptance:
验收条件

Table II
表 II

No. 项		Start-up 开车	Test run 测试运行	Guarantee run 保证运行	Acceptance 验收	Demonstration 证明
1	Duration 持续时间	[redacted]	[redacted]	[redacted]		[redacted]
2	Capacity 产能	[redacted]	[redacted]	[redacted]		[redacted]
3	Quality 质量	[redacted]	[redacted]	[redacted]		[redacted]
4	Interruption (SELLER's responsibility) 中断（卖方责任）	[redacted]	[redacted]	[redacted]		[redacted]

4.1 Start-up, test run and guarantee run (guarantee figures):
开车，测试运行和保证运行（保证数据）

Film quantities both for test run and guarantee run:
测试运行和保证运行中的薄膜数量

- Physical property should be reached as per the requirements.
  物理性能需达到要求
- Appearance property should be reached as per the requirements.
  外观性能需达到要求

CONFIDENTIAL

5. Production quality guarantee:
产品质量保证

5.1 Appearance quality of mill roll
大母卷外观质量

* Table III
表 III

Item 项目	Condition 条件	Test method 测试方法
Telescoping for winding 收卷錯边	[redacted]	[redacted]
Air bubble 气泡	[redacted]	[redacted]
Blocking 粘块	[redacted]	[redacted]
Wrinkles 褶纹	[redacted]	[redacted]
Scratching 划痕	[redacted]	[redacted]
Planarity (sacking) 平整性	[redacted]	[redacted]
Corrugation 褶皱	[redacted]	[redacted]

5.1.1 Bowing: max. 7%, target 5%
弓度：最大 7%，目标 5%

* 5.2 [redacted]

Extrusion system:
挤出系统

Output:
输出
[redacted]

Melt temperature:
熔体温度
[redacted]

Melt temperature fluctuation:
熔体温度波动
[redacted]

Melt pressure fluctuation:
($P_{melt} \geq 100$ bar)
熔体压力波动
[redacted]

Melt pressure fluctuation:
($P_{melt} \leq 100$ bar)
熔体压力波动
[redacted]

Suitable viscosity:
适合的粘度
[redacted]

Moisture content:
含水量
[redacted]

Dust content:
含尘量
[redacted]

Incoming resin temperature:
供应熔体温度
[redacted]

Casting drum:
铸片冷鼓

Temperature range:
温度范围
[redacted]

CONFIDENTIAL

Temperature accuracy:
温度准确性
[redacted]

Roll effective width:
冷鼓有效宽度
[redacted]

Roll diameter:
冷鼓直径
[redacted]

Roll tolerance:
冷鼓误差
[redacted]

Cylindricity:
圆柱度
[redacted]

Roll finish surface treatment:
冷鼓加工面处理
[redacted]

Thickness of chrome plating:
铬层厚度
[redacted]

Surface roughness:
表面光洁度
[redacted]

Roll drive systems:
冷鼓驱动系统

Type of motors:
电机类型
[redacted]

Rotating fluctuation:
旋转波动
[redacted]

Production speed:
生产速度
[redacted]

Mechanical speed:
设计速度
[redacted]

Band pinning system:
带状静电粘膜系统
[redacted]

Longitudinal stretching machine:
纵向拉伸机

Temperature range:
温度范围
[redacted]

Roller width: [redacted]
辊子宽度

Roller diameters: [redacted]
辊子直径

[redacted]

Truth of rotation at roll surface:
辊子表面的旋转同心度

for preheating and tempering rolls: [redacted]
预热和冷却辊

for stretching rolls: [redacted]
拉伸辊

Cylindricity: [redacted]
圆柱度

Actual Stretching ratios
Normal: [redacted]
实际的拉伸比
正常情况下

Speed:
速度

for the slowly driven rolls: [redacted]
低速驱动辊子
for the fast driven rolls: [redacted]
快速驱动辊子
max. design speed: [redacted]
最大设计速度
temperature accuracy: [redacted]
温度准确性

Roll drive systems:
辊子驱动系统

Type of motors: [redacted]
电机类型

CONFIDENTIAL

Rotating fluctuation: [redacted]
旋转波动

Production speed [redacted]
生产速度

Transverse stretching machine:
横向拉伸机

CONFIDENTIAL

Stenter
横拉机

Clip chain type: [redacted]
链夹类型

Clip pitch: [redacted]
夹子节距

Transverse direction force: [redacted]
横向拉力

Longitudinal direction force: [redacted]
纵向拉力

Type of bearings: [redacted]
轴承类型

[redacted]

Adjustable width at the inlet of the stenter: [redacted]
在横拉机入口的宽度调节范围

Max. stretching width: [redacted]
最大拉伸宽度

Adjusting range at the exit of the machine: [redacted]
拉伸机出口宽度可调节范围

Stretching ratio: [redacted]
拉伸比

Production speed: [redacted]
生产速度

Mechanical layout speed: [redacted]

机械设计速度 [redacted]

Type of motor: [redacted]
电机类型

Rotating fluctuation: [redacted]
旋转波动

Oven:
烘箱

CONFIDENTIAL

Heating: [redacted]
加热

Temperatures and type of heating:
温度和加热类型

preheating and drying zones: [redacted]
预热和干燥区:

stretching zones: [redacted]
拉伸区

crystallizing zones [redacted]
结晶区

alternating zone: [redacted]
隔离区

cooling zone 1: [redacted]
冷却 1 区

cooling zone 2: [redacted]

冷却 2 区:

Film temperature after TDO: [redacted]
TDO 后薄膜温度

Air velocity:
气流速度

in transverse direction: [redacted]
沿横向
in machine direction: [redacted]
沿机器方向

Accuracy of air temperature measured at the nozzle mouth:
在喷嘴测量空气温度的准确性

in transverse direction: [redacted]
沿横向
in machine direction: [redacted]
沿机械方向

[redacted]

in transverse direction: [redacted]
沿横向
in machine direction: [redacted]
沿机械方向

CONFIDENTIAL

Lateral temperature of the oven: [redacted]

烘箱的侧面温度 [redacted]

Heat transfer coefficient: [redacted]

热传导系数 [redacted]

Take-up/transfer section:
牵引/传输部分

Roller width: [redacted]
辊子宽度

Production speed
生产速度
[redacted]

Mechanical layout speed:
机械设计速度
[redacted]

Edge trim:
切边
[redacted]

Oscillation:
摆动
[redacted]

Rolls:
辊子
[redacted]

Hard chrome plated rolls:
表面硬镀铬辊子
[redacted]

Rubber coated rolls:
表面覆橡胶辊子
[redacted]

Surface treatment:
表面处理
[redacted]

[redacted]

Winder:
收卷机

Thickness range:
厚度范围
[redacted]

Material width:
材料宽度
[redacted]

Finished roll diameter:
成品卷直径
[redacted]

Film cores:
膜卷芯
[redacted]

Roller width of winder:
收卷机辊子宽度
[redacted]

Machine speed:
机械速度
[redacted]

Winding tension:
收卷张力
[redacted]

Contact pressure:
接触压力
[redacted]

Oscillation:
摆动
[redacted]

CONFIDENTIAL

General
概要

[redacted] and for application of qualitatively superior materials as well as for satisfactory mechanical functioning of the machine components for 12 months after start up or 18 months after B/L date of last shipment, whichever date comes earlier, providing proper handling.

我们保证根据我们的"一般供货条款"为基础、采用技术上不可反对的设计和制造机器部件，采用高质量的材料，并满足各机械组件功能所需，为期交货后 18 个月或开车后 12 个月，以最先到来的日期为准，提供适当的处理。

5.3 Film properties of BOPET film 38 - 250 µm for packing and general purpose
BOPET 薄膜 38 – 250 µm 薄膜性能适用于包装和一般用途

Basis for evaluation shall be biaxially oriented PET film obtained on the winder after the pull roll stand. Quality parameters, values and test conditions are specified in table IV.

评价基于从牵引站后收卷机上取得的双向拉伸 PET 薄膜，质量参数，数值和测试条件在表 IV 中说明。

The film qualities as specified in these tables define standard qualities. They refer to films, which are produced with virgin resins according to the raw material specification and reclaim acc. to item 2.3 during the guarantee runs.

这些表中所述的薄膜质量定义为标准质量，所指薄膜为采用符合原料说明中的母料并按照 2.3 中声明的在保证运行生产得到的薄膜

The statistical evaluation of the test results shall be done according to DIN 53598. In doing so, a whole guarantee run shall be taken as basic totality. The average values calculated of all mill roll results will be within the specified guarantee values.
测试结果需按照 DIN53598 采用统计计算的方法，并以整个保证运行中获取的数据为总样本，所有从母卷上获取的数据平均后得到的结果需在规定的保证值范围内。

All standards mentioned in the above and the following shall be handed over by the SELLER during execution of the CONTRACT, latest, however, four months prior to the scheduled start up date.
所有以上提到的标准和下面将要提到的需要卖方在「合同」执行期间最迟在试车之前 4 个月由卖方提交。

Tests shall be carried out at standard ambient conditions as per DIN 50014-23/50-2.
测试需要在 DIN50014-23/50-2 中规定的标准的室内条件下进行。

Table IV
表 IV

Item 项目	Guarantee values 保证数值				Test method 测试方法	Remarks 备注
Nominal thickness 标称厚度	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Max. profile thickness variation 最大厚度偏差	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

CONFIDENTIAL

Min. tensile strength MD TD 最小拉伸强度	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Max. at break MD TD 最大断裂伸长率	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Min. E-modulus MD TD 最小弹性模量	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Max. thermal shrinkage MD 最大热收缩率 TD	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Max. coefficient of friction 最大摩擦系数	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Max. haze 最大雾度	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Min. gloss (45°) 最小光泽度（45°）	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Min. corona treatment level 最小电晕处理值	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

- Below a thickness of 200 μ it is more or less possible to "play" with the amount of additives depending on the haze quality or haze contribution of the pure polymer without any additional additives to the haze of the film. Above of 200 μ remains no action for the low haze but the purity of the polymer itself.

  对于厚度在 200μ 以下的薄膜，可根据雾度值或纯聚酯不含任何添加剂对薄膜雾度的影响来或多或少的调整添加剂的数量。对于 200μ 以上的薄膜，对低雾度保持无调整仅靠聚酯的纯度来达到。

Remarks 1.) – 7.) of table IV:
表 IV中的备注 1.) – 7.)

Other requirement: The film visual without fish eyes, bubble, white spots, black spots, scratches, pimple
其它要求：薄膜的外观不能有鱼眼，气泡，白点，黑点，划痕，和泡点。

Ad 1.) Thickness tolerances:
厚度误差

The profile shall be measured by the traversing measuring head of the beta ray gauge unit and recorded on the monitor for evaluation of the different thickness tolerance parameters.

截面需通过 β 射线扫描仪横向测量并记录显示器上的数据来评估不同厚度的误差参数。

Ad 2.) Thickness profile variation:
厚度偏差

[redacted]

Laboratory check test:
实验室检查测试：

[redacted]

[redacted]

[redacted]

[redacted]

CONFIDENTIAL

Ad 3.) Tensile properties:
拉伸性能

In variation of the [redacted]llowing crosshead speed should be used:
由于[redacted]，夹具的速度需采用如下规定:

[redacted]

[redacted]

[redacted]

[redacted]

Beginning one day after production the tests (tensile and e-modulus) shall be done every day. As soon as the guaranteed value is reached it shall be fixed in the guarantee run protocol. The storage temperature shall be 25 - 35°C. The max. testing period shall not exceed 14 days.

在产品测试（拉伸和弹性模量）之后的第一天开始，必须每天都进行测量。 一旦保证结果达到要求，就必须在保证运行协议中记录下来，样品的存放温度为 25 -- 35°C，最长测量周期不能超过 14 天。

Unless the tensile tester is equipped for automatic evaluation of the E-Modulus, the secant modulus between [redacted]longation shall be determined graphically.

如果拉伸试验机不能自动测量弹性模量，在伸长率介于[redacted]间的割线模量需由图决定。

Ad 4.) Thermal shrinkage:
热收缩率

[redacted]

CONFIDENTIAL

Beginning one day after production the test shall be done every day. As soon as the guaranteed value is reached it shall be fixed in the guarantee run protocol. The storage temperature shall be [redacted] The max. testing period shall not exceed 14 days, however, upon request of SELLER, the test period shall be repeatable.

在产品测试之后的第一天开始，必须每天都进行测量。一旦保证结果达到要求，就必须在保证运行协议中记录下来，样品的存放温度为[redacted]长测量周期不能超过14天。如果卖方要求，测试周期可以重复。

Ad 5.) Coefficient of friction:
摩擦系数

[redacted]

Ad 6.) [redacted]

Ad 7.) Corona treatment level:
电晕处理值

CONFIDENTIAL

[redacted]

The treatment level shall be measured at the main treatment side of the BOPET film, which has been taken in full width directly from the winder.

处理值大小需在 BOPET 薄膜主要处理面上测量得到，收卷机上的薄膜在整个宽度方向上都进行了电晕处理。

The measurement procedure shall be carried out and finished within 3 hours after finishing the production of a mill roll.

测量过程需要在大母卷完成后 3 个小时内进行并完成。

Between termination of mill roll production and the measurements in the laboratory the film has not to be exposed to extreme ambient conditions. Preferably the test samples shall be brought to the laboratory immediately.

从大母卷完成到在实验室进行测试，薄膜不能暴露在环境极端的条件下，理想状况下，测试样品需要立刻送到实验室。

The testing liquids are mixed according to [redacted]nd shall be checked by tensiometer (Krüss, type K8).

测试液需按照[redacted]进行配制，并用张力计(Krüss, type K8)进行检测。

Wetting shall take place with chemically neutral cotton pads or other chemically neutral appliances.
采用化学中性棉花垫或其它化学中性器具润湿。

Testing liquids must be stored in chemically neutral and completely closed brown glass flasks and shall be [redacted]

测试液需存放在中性的或者完全密闭的棕色玻璃瓶中，在开始进行保证运行之[redacted]

6. **Penalty for film quality:**
薄膜质量处罚

BUYER will inspect film appearance quality, such as air bubble, scratches, gauge band. And will inspect the important property figures like thickness tolerance, heat shrinkage (MD), haze, etc. Detailed inspection items are as follows:

CONFIDENTIAL

买方需检查薄膜外观质量，例如气泡，划痕，暴筋和重要性能数据如厚度公差，热收缩率（MD），雾度等，详细的检测条目如下：

The penalty shall be paid by the SELLER for every 0.25 % increase of the thickness tolerance than the figure stipulated in the CONTRACT as per table listed below, but not more than max. ± 0.5 % on top of the agreed thickness variation indicated in table IV.

厚度公差按「合同」中下表所列出的规定数值，但不能大于双方协商决定的最大允许厚度偏差± 0.5 %，每增加 0.25%，卖方需支付罚款。

The penalty shall be paid by the SELLER for every 0.3 % higher of the heat shrinkage (MD) value than the figure stipulated in the CONTRACT and listed below, but the maximum deviation should not exceed +0.6 % to the agreed figures.

(MD)热收缩率按「合同」中下表所列出的规定数值，但不能大于双方协商决定的最大允许偏离值+0.6%，每增加 0.3%，卖方需支付罚款。

0.25 % penalty shall be paid by the SELLER for every 0.5 % higher of the haze value than the figure stipulated in the CONTRACT

雾度按「合同」中规定数值，每增加 0.5 %，卖方需支付 0.25 %的罚款。

* [redacted]

Thickness tolerance (%) 厚度公差	[redacted]	[redacted]
Penalty 罚款	[redacted]	[redacted]
Haze value (%) 雾度	[redacted]	[redacted]
Penalty 罚款	[redacted]	[redacted]
Heat shrinkage 热收缩率	[redacted]	[redacted]
Penalty 罚款	[redacted]	[redacted]

Higher than the Guarantee figure is "+", while lower than the Guarantee figure is "-".
高于保证值为"+"、相反低于保证值为"-"。

CONFIDENTIAL

6.1 Total amount of penalty and liability:
总罚款金额及责任:

The total amount of penalty for the quality shall not exceed 6 % of total CONTRACT PRICE.
总的罚款金额数量上不能超过「合同价格」的 6 %。

The SELLER developed, designed and manufactures the EQUIPMENT according the latest rules and according the state of the art in order to make sure that the EQUIPMENT meet the guarantees of this CONTRACT.

卖方根据最新的规则条款及按照最佳要求而开发、设计、及制造这等「设备」，以确保「设备」能达到本「合同」中保证值的要求。

In the case that the EQUIPMENT, however, will not perform as per the guarantee figures of this CONTRACT and SELLER had the right to execute modifications which, however, did not improve the situation related to the quality of film and output of the EQUIPMENT, the BUYER has the right, after discussion with SELLER and acceptance of SELLER, to deduct a maximum of 6 % of the CONTRACT PRICE as compensation fee. This compensation fee limits the liability of the SELLER towards the BUYER under this CONTRACT for any and all loss or damage of any kind. In no event will the SELLER be liable for any further loss or damage exceeding 6 % of the CONTRACT PRICE.

如「设备」未能按照「合同」保证数值运行，卖方有权利对其进行改造，如果改造不能对薄膜质量和「设备」的产出有改进，客戶有权利和卖方商讨并在得到卖方同意的情况下，扣除最多 6%的「合同价格」作为补偿费用。这补偿费限定了卖方对买方任何形式的任何其他损失或损害的赔偿，任何情况下卖方均无需对超过合同总价 6%以外的任何损失或损坏负上责任。

The BUYER explicitly waives, releases and forever discharges the SELLER and the SELLER's agents, employees, officers, directors, shareholders and all other persons or entities acting on their behalf, from any and all claims, actions, damages, liability, costs or expenses and attorney fees exceeding 6% of the CONTRACT PRICE which are related to, arise out of, or are in any way connected with the CONTRACT or arise out of any statutory law applicable to the CONTRACT to the extent to which such waiver is legally permitted. This limitation of liability shall however not apply to any damage caused by wilful and deliberate misconduct or to losses arising out of death or injury to body or health as a result of gross negligence attributable to the SELLER.

买方明确的免除、释除及永远的解除卖方及卖方代理、顾员、行政人员、董事、股东和所有其他人仕或代表其行动的人仕的任何索偿、行动、损失、责任、成本或费用和律师费用等超过「合同价格」6%的。这是与「合同」在任何形式的关连或由之而引至的，或由于任何适用于本「合同」范围內的法定法律所允许的。这责任的限制将不适用于任何有意或蓄意的不当行为引至的损失，或原因在于卖方的完全疏忽因而引至死亡或身体或健康受到伤害所引至的损失。

7. CONTRACT language
「合同」语言

Only the English version of this CONTRACT shall be valid and binding. Any Chinese translations which are appearing in this CONTRACT or are provided separately by the SELLER are given without commitment for orientation purposes only. The SELLER does not assume any responsibility for the accuracy of any Chinese translations provided in or with this CONTRACT. By signing this CONTRACT the BUYER acknowledges that he has sufficient command of the English language and has understood the entirety of the English CONTRACT wording.

只有本「合同」的英文版本是有效及有约束力，任何在本「合同」出现的或卖方另外提供的中文翻译并不构成任何作为指引以外的其他作用，卖方并不对在本「合同」中或附带的任何中文翻译准确性负上任何责任。买方签署本「合同」时即确表示他有足够的英语能力并能明白英文「合同」文字的全部意义。

Signature:
签署

For Fuwei Films (Shandong) Co. Ltd., China
富维薄膜（山东）有限公司

For Lindauer DORNIER GmbH, Germany
林道尔·多尼尔有限公司

Enclosed:
附件

Appendix I Technical Description plus Memorandum dated February 11, 2007 describing modifications and discrepancies in contract
技术说明及 2007 年 2 月 11 日

Appendix II Delivery Exclusions
非供货范围之设备及设施